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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
UNC Incorporated:


We consent to the incorporation by reference in the registration statement on
Form S-3 (Reg. No. 333-     ) of UNC Incorporated of our report dated February
9, 1994, relating to the consolidated statements of earnings, changes in shareholders' equity and cash flows for the year ended December 31, 1993, which report appears in the December 31, 1995 Annual Report on Form 10-K of UNC Incorporated and its subsidiaries, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.

                                               KPMG Peat Marwick LLP

Washington, D.C.
October 25, 1996